[GRAPHIC:
S H A K E R
INVESTMENTS]

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INVESTMENT ADVISER CODE OF ETHICS CONCERNING PERSONAL SECURITIES TRANSACTIONS
ORIGINALLY ISSUED:  JANUARY 1, 2002
UPDATED:  DECEMBER 1, 2004
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         PURPOSE:

         Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if affected by associated persons of such companies. Section 204A of the Investment Advisers Act of 1940, as amended ("Advisers Act"), requires every registered investment adviser to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.


         The purpose of this Code of Ethics is to provide regulations and procedures consistent with the 1940 Act, Rule 17j-1 there under and Section 204A of the Advisers Act. It is designed to give effect to the general prohibitions set forth in Rule 17j-1(b), as follows:


                           It shall be unlawful for any  affiliated  person of a
                  Fund, or any affiliated person of an investment adviser of a Fund, in connection with the purchase or sale, directly or indirectly by such person of a "security held or to be acquired," as defined below, by such Fund --


                (1)        To employ any  device,  scheme or artifice to defraud
                         such Fund,

                (2)        To  make to  such  Fund  any  untrue  statement  of a
                         material   fact   or  omit  to  state  to  such  Fund a
                         material   fact   necessary   in   order  to  make  the
                         statements made, in light of the circumstances under which they are made, not misleading,

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                (3)        To  engage  in   any  act,  practice,  or  course  of
                         business which operates or would operate as a fraud or deceit upon any such Fund, or

                (4)        To engage in any  manipulative  practice with respect
                         to such Fund.

In addition, this Code of Ethics sets forth procedures to deter the misuse of material, nonpublic information, see "Insider Trading".

DEFINITIONS:

    (a)            "Account" means any Fund or other investment advisory client.

    (b)            "Adviser" means Shaker Investments LLC.

    (c)            "Approval  Person" means the President and the Executive Vice
                 President of the Adviser and any person jointly designated by them as an Approval Person. Any designation may limit the authority of the designated Approval Person to particular matters under this Code of Ethics. No Approval Person shall act as an Approval Person with respect to any matter in which he has a personal financial interest.

    (d)            "Access Person" means any director,  officer, general partner
                 or  Advisory    Person  of the  Adviser.  No  person  shall  be
                 considered an Access Person solely by reason of being a member of the Adviser's Advisory Board.

    (e)            "Advisory Person" means (i) any employee of the Adviser or of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to an Account with regard to the purchase or sale of a Covered Security.

    (f)            A security is "being  considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

    (g)            "Beneficial Ownership" shall be interpreted with reference to the definition contained in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as such rule may be interpreted by the Securities and Exchange Commission ("SEC").

    (h)            "Control" shall have the meaning set forth in Section 2(a)(9)
                 of the 1940 Act.

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    (i)            "Covered  Security"  shall  have  the  meaning  set  forth in
                 Section    2(a)(36)  of the 1940 Act,  except that it shall not
                 include  (1)    direct  obligations  of the  Government  of the
                 United States;   (2) bankers' acceptances and bank certificates
                 of deposit;    (3) commercial paper and high quality short-term
                 debt instruments   (generally those with a maturity at issuance
                 of less  than   366 days  and  rated in one of the two  highest
                 rating  categories    by a  nationally  recognized  statistical
                 rating    organization);  (4)  repurchase  agreements;  and (5)
                 shares of registered open-end investment companies.

    (j)            "Fund" means any registered  investment company for which the
                 Adviser serves as investment adviser.

    (k)            "Maintenance"  means trades for new accounts  buying into the
                 portfolio    and  closed  accounts  withdrawing  from the model
                 portfolio.

    (l)            "Purchase or sale of a Covered Security" includes the writing of an option to purchase or sell a Covered Security.

    (m)            "Related  Account" means any other Account in which an Access
                 Person has a direct or indirect Beneficial Ownership interest.

    (n)            "Security held or to be acquired" shall mean:

            (1)      Any Covered Security which, within the most recent 15 days:

                           (A) Is or has been held by a Fund; or

                           (B) Is  being or has  been  considered  by a Fund for
                               purchase by a Fund; and

            (2)      Any    option   to    purchase  or sell,  and any  security
                     convertible    into    or    exchangeable  for,  a  Covered
                     Security described in part (1) of this definition.

STATEMENT OF GENERAL PRINCIPLES:

     In addition to the specific prohibitions set forth below, all Access Persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles:

    (a)           the duty at all times to place the  interests  of the Accounts first, including the interests of shareholders of a Fund;

    (b)           the requirement that all personal  securities  transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

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    (c)           the  fundamental  standard that Access Persons should not take inappropriate advantage of their positions; and

    (d)           an Access  Person shall not take  personal  advantage,  to the
                detriment  of   any   Account,   of  any  opportunity   properly
                belonging to that Account.

         The Adviser encourages Access Persons to refrain from excessive short-term trading (i.e., purchases and sales of the same or equivalent securities within a 60 day period) for accounts in which they have a beneficial interest, as this activity could be viewed as a conflict with the foregoing principles. The Adviser reserves the right to impose a ban on the short-term trading activities of any Access Person if the Adviser determines that such activities are being conducted in a manner that may be perceived to be detrimental to the Accounts.

PROHIBITED ACTIVITIES

    (a)            No  Access  Person  shall  purchase  or  sell,   directly  or
                indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

                  (1) is being considered for purchase or sale by an Account, or

                  (2) is being purchased or sold by an Account.

    (b)            No Access Person shall reveal  to any other person (except in the normal course of his or her duties on behalf of the Adviser) any information regarding Covered Securities transactions by the Accounts or consideration by the
                Accounts  or   the  Adviser   of any  such  Covered  Securities
                transaction.

    (c)            No Access  Person  shall  recommend  any  Covered  Securities transaction by the Accounts, including the purchase or sale of such Covered Security, the addition to, deletion from or change in weighting of any such Covered Security in any of the Adviser's model portfolios, without having disclosed his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation, (i) his or her direct or indirect Beneficial Ownership of any Covered Securities of such issuer,
               (ii) any contemplated transaction by such person in such Covered Securities, (iii) any position with such issuer or its affiliates, and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

    (d)            No Access Person shall  acquire any  securities in an initial public offering or a private placement or offering under Regulation D without the prior written approval of an Approval Person. The prior approval should state the rationale supporting the approval and should take into account, among other factors, whether the investment opportunity should be reserved for one or more Accounts, and whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser. Any authorized investment in a private


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               placement  must be disclosed by such Access Person when he or she plays any part in an Account's subsequent consideration of an investment in securities of the issuer, and any decision by the Account to purchase securities of the issuer will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

    (e)            No Access Person shall serve on the board of directors of any publicly traded company absent prior authorization by an Approval Person based upon a determination that the board service would be consistent with the interests of one or more Accounts. Where board service is authorized, Access Persons serving as directors shall be isolated from those making investment decisions with respect to the securities of the issuer through "Chinese Wall" or other procedures specified by an Approval Person absent a determination by an Approval Person to the contrary for good cause shown.

    (f)            No Access  Person  shall  accept  anything  other  than of DE
               MINIMIS   value   or  any   preferential   treatment   from   any
               broker-dealer or other entity with which Adviser does business.

EXEMPTED TRANSACTIONS

         The prohibitions of Sections 4 and 6 of this Code shall not apply to:

    (a)            Purchases or sales over which the Access Person has no direct or indirect influence or control.

    (b)            Purchases or sales of  securities  which are not eligible for purchase or sale by the Accounts.

    (c)            Purchases or sales which are  non-volitional  on the part of either the Access Person or the Accounts.

    (d)            Purchases   which  are  part  of  an   automatic   dividend
               reinvestment plan.

    (e)            Purchases  effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

    (f)            Sales  which  are  affected  pursuant  to a tender  offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

    (g)            Purchases and sales that receive prior approval in writing by an Approval Person as (a) only remotely potentially harmful to any Account because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by any Account, or (c) not representing any danger of the abuses proscribed by Rule 17j-1; but only if in each case the prospective purchaser has identified to the Approval Person all factors of which he or she is aware which are potentially

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               relevant  to a  conflict  of  interest  analysis,  including  the existence of any substantial economic relationship between his or her transaction and securities held or to be held by any Account.

TRADING LIMITATION AND BLACKOUT PERIOD

         (a) No Access Person may purchase or sell any Covered Security or related Covered Security for his or her own Account or Related Account, until all client orders have been completed if such Access Person has knowledge that within the most recent 15 days a decision has been made for the purchase or sale of a Covered Security or a related Covered Security or for addition to, deletion from or change in weighting of a Covered Security in any of the Adviser's model portfolios.

         (b)      No Access  Person  shall  purchase or sell a Covered  Security
                within   five  calendar days before or two calendar days after a
                Fund   trades in that Covered Security.

         (c) Trades for Access Persons' Accounts or Related Accounts are permitted in the blackout periods if conducted in an allocation across multiple accounts in accordance with the Trade Allocation Policy.

         (d) Trades for a Fund which have Access Persons as investors are permited in the blackout period if the blackout period is caused by Maintenance activity as long as the Maintenance trade volume is less than 1.00% of the Covered Security's average daily trading volume.

PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES

    (a)            The equity investment  accounts of all Access Persons will be managed by the Adviser except as otherwise approved in writing by an Approval Person. No Access Person may purchase or sell Covered Securities for an account in which he or she has any direct or indirect Beneficial Ownership interest other than through the Adviser's trading desk, unless express written permission is granted by an Approval Person. If such permission is granted, the broker shall be directed by the Access Person to supply to an Approval Person, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

    (b)            Before  any  Access  Person  purchases  or sells any  Covered
               Security for any account in which he or she has any direct or indirect Beneficial Ownership interest, prior written approval of the transaction shall be obtained from an Approval Person. If clearance is given for a purchase or sale and the transaction is not consummated within 24 hours thereafter, a new preclearance request must be made. Notwithstanding the foregoing, Access Persons need not obtain such prior written approval for purchases or sales of any securities that are not eligible for purchase or sale by any Account, shares of mutual funds, government securities and money market instruments. An Approval Person shall review, not

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               less frequently  than weekly,  reports from the trading desk (or, if applicable, confirmations from brokers) to assure that all transactions effected by Access Persons for accounts in which they have any direct or indirect Beneficial Ownership interest
               were  effected  only  after   receiving   clearance  as  provided
               hereunder.

    (c)            No later  than  10 days  after a  person  becomes  an  Access
                 Person, the Access Person shall report to an Approval Person the following information:

                  (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                  (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (3)        The date that the report is submitted by the Access
                             Person.

    (d)            For  transactions  other than through the  Adviser's  trading desk, every Access Person shall report to an Approval Person the information described in Section 7(e) of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

    (e)            Every report  required  under  Section 7(d) shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information (unless such information would duplicate information contained in broker trade confirmations or account statements received by the Adviser within the time period such report is required):

                   (1) the date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares or the principal amount of each Covered Security involved;

                   (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                   (3)     the price at which the transaction was effected;

                   (4) the name of the broker, dealer or bank with or through which the transaction was effected;

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                   (5)     the date that the report is  submitted  by the Access
                           Person.

    (f)            If an Access Person establishes (and holds Covered Securities
               in) any account not previously reported under Section 7(c) or this Section 7(f), then not later than 10 days after the end of the calendar quarter in which such account was established, the Access Person shall report to an Approval Person:

                   (1) the name of the broker, dealer or bank with whom the Access Person established the account;

                   (2)     the date the account was established; and

                   (3)     the date that the report is  submitted  by the Access
                           Person.

    (g)            Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

    (h)            Annually,  each Access  Person shall  report,  to an Approval
               Person, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                   (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

                   (2) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

                   (3)     the date that the report is  submitted  by the Access
                           Person.

SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors of the Adviser may impose such sanctions, as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code that relate to a Fund, and any sanctions imposed with respect thereto, shall be reported periodically to the Board of Directors of the Fund.


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